Exhibit 21

Simpson Manufacturing Co., Inc. and Subsidiaries
List of Subsidiaries of Simpson Manufacturing Co., Inc.
At February 27, 2024

1. Simpson Strong-Tie Company Inc., a California corporation
2. Simpson Strong-Tie International, Inc., a California corporation
3. Simpson Strong-Tie Canada, Limited, a Canadian corporation
4. Simpson Strong-Tie Europe EURL, a French corporation
5. Simpson Strong-Tie, S.A.S., a French corporation
6. Simpson Strong-Tie Australia, Inc., a California corporation
7. Simpson Strong-Tie A/S, a Danish corporation
8. Simpson Strong-Tie GmbH, a German corporation
9. Simpson France SCI, a French corporation
10. Simpson Strong-Tie Australia Pty Limited, an Australian corporation
11. Simpson Strong-Tie Asia Limited, a Hong Kong company
12. Simpson Strong-Tie Asia Holding Limited, a Hong Kong company
13. Simpson Strong-Tie (Zhangjiagang) Co., Ltd., a Chinese company
14. Simpson Strong-Tie (New Zealand) Limited, a New Zealand company
15. Simpson Strong-Tie Switzerland GmbH, a Switzerland company
16. S&P Clever Reinforcement Company AG, a Switzerland company
17. S&P Reinforcement Benelux B.V., a Dutch company
18. S&P Polska Sp. z.o.o., a Polish corporation
19. Clever Reinforcement Iberica - Materiais de Construção, Lda., a Portugal company
20. Simpson Strong-Tie Vietnam Company Limited, a Vietnam company
21. Simpson Strong-Tie South Africa (PTY) Ltd, a South Africa company
22. Simpson Strong-Tie Chile Limitada, a Chile company
23. Simpson Strong-Tie Structural Connectors Ireland Ltd, an Ireland company
24. Multi Services Découpe S.A., a Belgium company
25. Gbo Fastening Systems AB, a Swedish corporation
26. Christiania Spigerverk AS, a Norwegian company
27. Sabrefix (UK) Limited, a UK Company
28. S&P Reinforcement Spain S.L., a Spanish company
29. Fixco Invest SAS, a French company
30 Financière Echezeaux SAS, a French company
31. Plastiform's SAS, a French company
32. Lepone SCI, a French company
33. Lober SCI, a French company
34. Ateliers LR Etanco SAS, a French company
35. RFIX SAS, a French company
36. L.R.D. SAS, a French company
37. LRM Industries SAS, a French company
38. Cleas Protection SAS, a French company
39. Friulsider S.P.A., an Italian company
40. SI. COP Etanco SRL, an Italian company
41. Friulsider UK Limited, an UK company
42. Simpson Strong-Tie Etanco P.S.A., a Polish company
43. Etanco Romania SRL, a Romanian company
44. Etanco Benelux, a Belgium company
45. Etanco GmbH, a German company
46. SYSTEA GmbH, a German company
47. SYSTEA North America Inc., a US company
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48. MSJ Holding GmbH, a Swiss company
49. PMJ-tec AG, a Swiss company
50. PMJ-tec BV, a Dutch company
51. PMJ-tec GmbH, a German company

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